Exhibit 10.3
Execution Copy
FOURTH AMENDED AND RESTATED
PRICING SIDE LETTER
October 3, 2006
     Reference is hereby made to, and this is the “Pricing Side Letter” referred to in, and incorporated by reference into, the Amended and Restated Sale and Servicing Agreement, dated as of August 5, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Servicing Agreement”), by and among Option One Owner Trust 2003-4, as Issuer, Option One Loan Warehouse Corporation, as Depositor, Option One Mortgage Corporation, as Loan Originator and Servicer, and Wells Fargo Bank, N.A., as Indenture Trustee. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Sale and Servicing Agreement.
     As of the date hereof, this Fourth Amended and Restated Pricing Side Letter (this “Pricing Side Letter”) hereby amends, restates and supersedes, in its entirety, the Third Amended and Restated Pricing Side Letter dated as of December 27, 2005 by and among the parties hereto.
     Section 1. Change of Conduit Purchaser. Effective as of the date first above written, it is expressly understood and agreed by all parties hereto that all right, title, and interest herein and under the Basic Documents, formerly belonging to Preferred Receivables Funding Company LLC (formerly Preferred Receivables Funding Corporation), a Delaware limited liability company (“PREFCO”), as Conduit Purchaser, now succeed to Park Avenue Receivables Company LLC, a Delaware limited liability company (“PARCO”), as Conduit Purchaser.
     Section 2. Termination of Conduit Purchaser’s Participation. Effective as of the date first above written, Jupiter Securitization Company LLC (formerly Jupiter Securitization Corporation), a Delaware limited liability company (“Jupiter”), ceases to be a party to the Basic Documents as a Conduit Purchaser. Henceforth, PARCO and Falcon Asset Securitization Company LLC (formerly Falcon Asset Securitization Corporation), a Delaware limited liability company (“Falcon”), remain, collectively, as Conduit Purchasers (and each, individually, a Conduit Purchaser). Notwithstanding the foregoing, Jupiter shall continue to enjoy the benefits of Article VII of the Note Purchase Agreement in respect of the period that Jupiter shall have been a Conduit Purchaser under the Basic Documents.
     Section 3. Amendment to Definitions. Effective as of the date first above written and subject to the execution of this Pricing Side Letter by the parties hereto, the following terms referenced in Section 1.01 of the Sale and Servicing Agreement or Section 1.01 of the Note Purchase Agreement shall have the meanings set forth below:
     Adjusted LIBO Rate: For any Accrual Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the LIBO Rate in effect for such Accrual Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period.
     Alternate Base Rate: A fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

     (a) the rate of interest announced publicly by JPMorgan in Chicago, Illinois, from time to time as JPMorgan’s prime rate;
     (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by JPMorgan on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by JPMorgan from three New York certificate of deposit dealers of recognized standing selected by JPMorgan, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or
     (c) 1/2 of one percent per annum above the Federal Funds Rate.
     Assignee Rate: For any Accrual Period, an interest rate per annum equal to the Adjusted LIBO Rate plus 3.0%; provided, however, that (i) in the case of any Accrual Period of less than one month, the “Assignee Rate” for such Accrual Period shall be calculated as the Adjusted LIBO Rate as if such Accrual Period has a duration of one month; and (ii) if it shall become unlawful for JPMorgan to obtain funds in the London interbank market in order to make, fund or maintain the Note Principal Balance or deposits in dollars (in the applicable amounts) are not being offered by JPMorgan in the London interbank market, then the “Assignee Rate” for any Accrual Period shall be calculated using an interest rate per annum equal to the Alternate Base Rate.
     Collateral Percentage: With respect to each Loan and any Business Day, a percentage determined as follows:
          (a) with respect to all Loans other than Scratch & Dent Loans, 98% or, upon the occurrence of a Performance Trigger, 95%; and
          (b) with respect to all Scratch & Dent Loans, 90%.
     Collateral Value: With respect to each Loan and each Business Day, an amount equal to the positive difference, if any, between (a) the lesser of (1) the Collateral Percentage of the Market Value of such Loan, and (2)(A) 100% of the Principal Balance of each Loan that is not a Scratch & Dent Loan and (B) 75% of the Principal Balance of each Scratch & Dent Loan, each as of such Business Day, less (b) the aggregate unreimbursed Servicing Advances attributable to such Loan as of the most recent Determination Date; provided, however, that the Collateral Value shall be zero with respect to each Loan (1) that the Loan Originator is required to repurchase pursuant to Section 2.05 or Section 3.06 of the Sale and Servicing Agreement or (2) which is a Loan of the type specified in subparagraphs (i)-(xiv)

hereof and which is in excess of the limits permitted under subparagraphs (i)-(xiv) hereof, or (3) which remains pledged to the Indenture Trustee later than 120 days after its related Transfer Date, or (4) which has been released from the possession of the Custodian to the Servicer or the Loan Originator for a period in excess of 14 days, or (5) that is a Loan which is 90 or more days Delinquent or a Foreclosed Loan, or (6) that is a Loan which has a Loan-to-Value Ratio greater than 100%, or (7) that is not a Wet Funded Loan and for which the Custodian is not in possession of a complete Custodial Loan File, or (8) that is a Wet Funded Loan for which the related Custodial Loan File has not been delivered to the Custodian on or before the later of the 15th Business Day and the 20th calendar day following the related Transfer Date of such Wet Funded Loan, (9) that breaches any representation or warranty set forth in Exhibit E with respect to such Loan, (10) which is not denominated and payable only in United States dollars in the United States, (11) under which the Borrower is not a resident of the United States or is a government or a governmental subdivision or agency, (12) which by its terms is not due and payable on or within 360 months of the original funding date thereof or which has had its payment terms extended, (13) which has had any of its terms, conditions or provisions modified or waived other than in compliance with Loan Originator’s Underwriting Guidelines, or (14) which would be deemed part of a “predatory lending” bucket as defined within the state of the United States in which the related Mortgaged Property is located; provided, further, that (A):
          (i) the aggregate Collateral Value of Loans which are Second Lien Loans may not exceed 10% of the aggregate Principal Balance of all Loans that are not Scratch & Dent Loans;
          (ii) the aggregate Collateral Value of Loans which are 60 to 89 days Delinquent as of the related Determination Date may not exceed 2% of the aggregate Principal Balance of all Loans that are not Scratch & Dent Loans;
          (iii) the aggregate Collateral Value of Loans with respect to which the related Borrower’s Credit Score is below 525 may not exceed 15% of the aggregate Principal Balance of all Loans;
          (iv) the aggregate Collateral Value of Loans which have a Loan-to-Value Ratio (if a First Lien Loan) or CLTV (if a Second Lien Loan) greater than 95% must be less than 5% of the aggregate Principal Balance of all Loans;
          (v) the aggregate Collateral Value of Loans which have a Loan-to-Value Ratio (if a First Lien Loan) or CLTV (if a Second Lien Loan) greater than 90% must be less than 10% of the aggregate Principal Balance of all Loans;
          (vi) the aggregate Collateral Value of Loans which have a Loan-to-Value Ratio (if a First Lien Loan) or CLTV (if a Second Lien Loan) greater than 85% must be less than 30% of the aggregate Principal Balance of all Loans;

          (vii) the aggregate Collateral Value of Loans which have a Loan-to-Value Ratio (if a First Lien Loan) or CLTV (if a Second Lien Loan) greater than 80% must be less than 35% of the aggregate Principal Balance of all Loans;
          (viii) the aggregate Collateral Value of Loans that are Scratch & Dent Loans may not exceed $50,000,000; provided that the foregoing limit shall be reduced by the aggregate principal balance of Scratch & Dent Loans subject to any other secured loan, repurchase or credit facility entered into by the Loan Originator and the Note Agent or any Affiliate thereof;
          (ix) the aggregate Collateral Value of “prime” or “A-quality” Loans originated by H&R Block Mortgage Corp. may not exceed $50,000,000; provided that the foregoing limit shall be reduced by the aggregate principal balance of “prime” or “A-quality” Loans subject to any other secured loan, repurchase or credit facility entered into by the Loan Originator and the Note Agent or any Affiliate thereof;
          (x) the aggregate Collateral Value of Loans that are Wet Funded Loans may not exceed the greater of (A) $100,000,000.00 and (B) 35% of the aggregate Principal Balance of all Loans; provided, however, that the foregoing amount in clause (B) shall not exceed $500,000,000.00; provided, further, that each of the foregoing limits shall be reduced by the aggregate principal balance of Wet Funded Loans subject to any other note purchase, secured loan, repurchase or credit facility entered into by the Loan Originator and the Note Agent or any Affiliate thereof;
          (xi) the aggregate Collateral Value of Loans originated by the Loan Originator more than 90 days prior to such Loans’ related Transfer Date may not exceed the lesser of $50,000,000.00 or 15% of the aggregate Principal Balance of all Loans, or such greater amount as the Market Value Agent may determine from time to time, in its sole discretion; provided, further, that each of the foregoing limits shall be reduced by the aggregate principal balance of Loans originated by the Loan Originator more than 90 days prior to such Loans’ related Transfer Date and subject to any other secured loan, repurchase or credit facility entered into by the Loan Originator and the Note Agent or any Affiliate thereof; and
          (xii) the aggregate Collateral Value of Loans with Lost Note Affidavits may not exceed the lesser of $5,000,000.00 or 5% of the aggregate Principal Balance of all Loans; provided, further, that each of the foregoing limits shall be reduced by the aggregate principal balance of Loans with Lost Note Affidavits subject to any other secured loan, repurchase or credit facility entered into by the Loan Originator and the Note Agent or any Affiliate thereof;
          (xiii) the aggregate Collateral Value of Loans that are Interest-Only Loans (as defined in Exhibit E to the Sale and Servicing Agreement) may not exceed 30% of the aggregate Principal Balance of all Loans; provided, however, that the foregoing limit shall be reduced by the aggregate principal balance of Interest-Only Loans subject to any other note purchase, secured loan, repurchase or credit facility entered into by the Loan Originator and the Note Agent or any Affiliate thereof; and

          (xiv) each Loan shall be counted in each applicable category in (A) above and may be counted in 2 or more categories in (A) above at the same time; provided that once the Collateral Value of any Loan equals zero, it shall not be counted in any category listed in (A) above.
     Commitment Termination Date: October 2, 2007, as such date may be extended in accordance with Section 2.05 of the Note Purchase Agreement.
     CP Rate: For each Conduit Purchaser for any Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the Commercial Paper Notes issued by such Conduit Purchaser that are allocated, in whole or in part, by the Note Agent (on behalf of such Conduit Purchaser) to fund or maintain its interest in the Note during such Accrual Period, as determined by the Note Agent (on behalf of such Conduit Purchaser) and reported to the Servicer and the Indenture Trustee, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Note Agent (on behalf of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Accrual Period, the Note Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
     Eurodollar Reserve Percentage: For any Accrual Period, the reserve percentage applicable to JPMorgan during such Accrual Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Accrual Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or, any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for JPMorgan in respect of liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Accrual Period.
     Federal Funds Rate: For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by JPMorgan from three Federal funds brokers of recognized standing selected by it.
     LIBO Rate: With respect to any Accrual Period, the rate per annum equal to the applicable British Bankers’ Association Interest Settlement Rate for deposits in

U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Accrual Period, and having a maturity equal to such Accrual Period, provided that, (1) if Reuters Screen FRBD is not available to the Note Agent for any reason, the applicable LIBO Rate for the relevant Accrual Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Accrual Period, and having a maturity equal to such Accrual Period, and (2) if no such British Bankers’ Association Interest Settlement Rate is available to the Note Agent, the applicable LIBO Rate for the relevant Accrual Period shall instead be the rate determined by the Note Agent to be the rate at which it offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Accrual Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Accrual Period.
     LIBOR Determination Date: The date as of which the LIBO Rate is determined, pursuant to the definition of that term set forth in this Pricing Side Letter.
     Maximum Note Principal Balance: (i) $1,500,000,000 until March 31, 2006, and (ii) from and after March 31, 2006, $1,000,000,000, in each case as such amount may be increased or decreased in accordance with the terms of the Note Purchase Agreement.
     Nonutilization Fee: A fee payable by the Issuer to the Initial Noteholder on each Payment Date in an amount equal to (a) 0.175% times (b) the average daily amount for the immediately preceding month of (1) the product of 1.02% and the Maximum Note Principal Balance in effect during such month less (2) the Note Principal Balance divided by (c) 360 and multiplied by (d) the actual number of calendar days that have elapsed since the immediately preceding Payment Date (or, with respect to the first Payment Date, the Closing Date).
     Note Interest Rate: For any Accrual Period:
     (i) to the extent that a Conduit Purchaser funds or maintains its interest in the Note by issuing its Commercial Paper Notes, the CP Rate,
     (ii) if and to the extent that a Conduit Purchaser elects in its sole discretion not to fund or maintain, or is not able to fund or maintain, its interest in the Note for such Accrual Period by the issuance of its Commercial Paper Notes, or if and to the extent that a Committed Purchaser funds or maintains an interest in the Note, a rate equal to the Assignee Rate for such Accrual Period.
     (iii) at any time following the occurrence of an Event of Default, the “Note Interest Rate” for each Accrual Period shall be the sum of the Alternate Base Rate plus 3.0% per annum.

     Overcollateralization Shortfall: With respect to any Business Day, an amount equal to the positive difference, if any, between (a) the Note Principal Balance on such Business Day and (b) the aggregate Collateral Value of all Loans in the Loan Pool as of such Business Day; provided, however, that (i) if such Business Day is not a Payment Date, an Overcollateralization Shortfall shall not occur if the Note Principal Balance exceeds the Collateral Value on such Business Day by an amount less than or equal to 1.00% of such Note Principal Balance solely as a result of the aggregate Collateral Value of Loans in any category described in clauses (i) through (xii) of the second proviso set forth in the definition of “Collateral Value” exceeding the applicable concentration limit set forth therein, and (ii) on (A) the termination of the Revolving Period, (B) the occurrence of a Rapid Amortization Trigger, (C) the Payment Date on which the Trust is to be terminated pursuant to Section 10.02 of the Sale and Servicing Agreement, or (D) the Final Put Date, the Overcollateralization Shortfall shall be equal to the Note Principal Balance. Notwithstanding anything to the contrary herein, in no event shall the Overcollateralization Shortfall, with respect to any Business Day, exceed the Note Principal Balance as of such date. If as of such Business Day, no Rapid Amortization Trigger or Default under this Agreement or the Indenture shall be in effect, the Overcollateralization Shortfall shall be reduced (but in no event to an amount below zero) by all or any portion of the aggregate Hedge Value as of such Payment Date as the Majority Noteholders may, in their sole discretion, designate in writing.
     Revolving Period: With respect to the Notes, the period commencing on the Closing Date and ending on the earlier of (i) October 2, 2007, and (ii) the date on which the Revolving Period is terminated pursuant to Section 2.07 of the Sale and Servicing Agreement. The Revolving Period may be extended annually, in the sole discretion of the Note Agent, upon the request of the Depositor.
     Section 4. Amendment to the Sale and Servicing Agreement. Effective as of the date first above written and subject to the execution of this Pricing Side Letter by the parties hereto, clause (xx) of Exhibit E to the Sale and Servicing Agreement is hereby amended to insert at the end thereof:
Notwithstanding the foregoing, a Loan that satisfies all of the other representations and warranties set forth in Exhibit E may satisfy the representation and warranty set forth in this clause, subject to the limitations set forth in the definition of “Collateral Value”, if the principal payments on such Loan commence more than two months but no more than seven years after the proceeds of such Loan were disbursed (any such loan being an “Interest-Only Loan”).
     Section 4. Amendment to the Note Purchase Agreement. Effective as of the date first above written and subject to the execution of this Pricing Side Letter by the parties hereto, Schedule II to the Note Purchase Agreement is hereby amended to delete the notice address for PREFCO now appearing therein and to substitute the following notice address for PARCO therefor:

If to Park Avenue Receivables Company LLC:	c/o JPMorgan Chase Bank, N.A., as Note Agent Asset Backed Finance Suite IL1-0079, 1-19 1 Bank One Plaza Chicago, Illinois 60670-0079 Facsimile No.: (312) 732-1844 Telephone No.: (312) 732-2960
With a copy to the Note Agent;
     Section 5. Counterparts; Amendment.
     This Pricing Side Letter may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. No amendment or waiver of any provision of this Pricing Side Letter, and no consent to any departure by any of the parties hereto from its expressed terms, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     Section 6. Limitation on Liability.
     It is expressly understood and agreed by the parties hereto that (a) this Pricing Side Letter is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2003-4 in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Pricing Side Letter or any other related documents.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties and the Conduit Purchasers identified below have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

Option One Owner Trust 2003-4

By:	Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee

By:	/s/ Mary Kay Pupillo Name: Mary Kay Pupillo
Title: Assistant Vice President

Wells Fargo Bank, N.A.

By:	/s/ Brett Handelman
Name: Brett Handelman
Title: VP

Option One Loan Warehouse Corporation

By:	/s/ Philip Laren
Name: Philip Laren
Title: Vice President

Option One Mortgage Corporation

By:	/s/ Philip Laren
Name: Philip Laren
Title: Senior Vice President

Falcon Asset Securitization Company LLC (formerly known as Falcon Asset Securitization Corporation), as a Conduit Purchaser

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ John Svolos
Name: John Svolos
Title: Vice President

JPMorgan Chase Bank, N.A., as Note Agent and Committed Purchaser

By:	/s/ John Svolos
Name: John Svolos
Title: Vice President

Park Avenue Receivables Company LLC, as a Conduit Purchaser

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ John Svolos
Name: John Svolos
Title: Vice President

Signature Page to
Fourth Amended and Restated Pricing Side Letter

ACKNOWLEDGED & AGREED

Jupiter Securitization Company LLC (formerly known as Jupiter Securitization Corporation), as a Conduit Purchaser

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ John Svolos Name: John Svolos
Title: Vice President

Signature Page to
Fourth Amended and Restated Pricing Side Letter